UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2012

Furmanite Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 600 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-634-7777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 29, 2012, Furmanite America, Inc., a wholly owned subsidiary of Furmanite Corporation (the “Company”), entered into and consummated an Asset Purchase Agreement to acquire certain assets, including inventory, equipment and intangible assets, all of which relate to operations in the Americas, of the Houston Service Center (“HSC”) of MCC Holdings, Inc., a wholly owned subsidiary of Crane Energy Flow Solutions, for total cash consideration of $9.3 million. HSC provides valve and actuator repair, maintenance and testing services to customers in the refining, petrochemical and non-nuclear power industries. In connection with the acquisition, the Company borrowed an additional $9.3 million on its existing revolving credit facility.

On July 2, 2012, the Company issued a press release announcing the consummation of the transaction. A copy of the press release is included as Exhibit 99.1 hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2012, the Board of Directors of the Company granted equity awards to Named Executive Officers and other key management employees under the Company’s 1994 Stock Incentive Plan, as amended. These awards are designed to place additional emphasis on creating long-term shareholder value and strengthening the link between executive compensation and the achievement of long-term financial objectives. The grants of awards, which include restricted shares and stock options, vest ratably over three years, with eligibility for vesting contingent upon continued employment and achievement of annual pre-tax income targets set by the Board of Directors at the time the awards are granted. Based on the level of achievement of the performance objectives, the potential awards granted to Named Executive Officers range from zero restricted shares and stock options to the following maximum numbers of awards: 24,784 restricted shares and 102,586 stock options to Charles R. Cox; 18,143 restricted shares and 75,096 stock options to Joseph E. Milliron; and 7,289 restricted shares and 30,172 stock options to Robert S. Muff. The exercise price for the stock options, should the performance objectives be met, is $4.63, the closing price of the Company’s stock on the date of the awards.

The forms of the award agreements are included as Exhibits 10.1 and 10.2 hereto, which are incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Long-Term Performance-Based Restricted Stock Agreement

10.2	Form of Long-Term Performance-Based Stock Option Agreement

99.1	July 2, 2012 press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

Date: July 2, 2012	By:	/s/ ROBERT S. MUFF

Robert S. Muff
Chief Accounting Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Long-Term Performance-Based Restricted Stock Agreement

10.2	Form of Long-Term Performance-Based Stock Option Agreement

99.1	July 2, 2012 press release